UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2015

Live Ventures Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 McLeod Drive, Suite 120
Las Vegas, NV 89120

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (702) 939-0230

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On November 4, 2015, Live Ventures Incorporated (f/k/a Live Deal, Inc.) (the “Company”) sent notice to Chardan Capital Markets, LLC (“Chardan”) of its decision to terminate the ATM Engagement Agreement, dated May 16, 2014 between the Company and Chardan (the “Agreement”). Under the terms of the Agreement, the engagement period may be terminated by either party upon fifteen days written notice.

Under the terms of the Agreement, the offering consisted of the placement of up to 10,000,000 shares of common stock (the “Shares”) during the engagement period. Chardan was acting as the exclusive sales agent for the Company, on a “reasonable best efforts” basis, in connection with the Offering. The Company was obligated to pay a cash fee of 3% of the aggregate gross proceeds from the issuance of any of the Shares.

There is no material relationship between the Company and Chardan other than in respect of the Agreement. There were no material circumstances surrounding termination that requires disclosure.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2015	Live Ventures Incorporated

	By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer and President

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